Exhibit 99.1

Monster Digital, Inc. Announces Anticipated Closing Date for Merger with Innovate Biopharmaceuticals, Inc.

Monster further announces positive results of financial restructuring transactions

Monster Digital, Inc. (NASDAQ: MSDI) (“Monster Digital” or the “Company”) announced today that the Company and Innovate Biopharmaceuticals, Inc. (“Innovate”) have agreed to work towards the closing of the proposed reverse merger (“Merger”) between Monster Digital and Innovate on or before December 19, 2017 (the “Closing”).

As previously disclosed, following the Closing, Innovate will become a wholly owned subsidiary of Monster Digital, and Monster Digital, as the surviving company, will be renamed “Innovate Biopharmaceuticals, Inc.” Innovate stockholders will own the substantial majority of shares of the combined company after the transaction. The common stock shares of the combined company will continue to trade on the NASDAQ Capital Market under the symbol INNT.

As previously disclosed, immediately prior to the effective date of the Merger, there will be a spin-off transaction (the “Spin-Off”). Previously, all of the business, assets and certain of the liabilities of Monster that are not assumed by Innovate in connection with the Merger were transferred into a wholly-owned subsidiary of the Company, MD Holding Co., Inc. (“Holdco”). Further to the Spin-Off, holders of record of the Company’s common stock immediately prior to the effective time of the Merger will receive a pro rata distribution of one share of Holdco’s private company common stock for each share of Monster common stock held.

Commenting on the Merger, Innovate’s CEO Christopher P. Prior, Ph.D., stated: "We are pleased that the parties are working towards the Closing of the reverse merger. The Closing is an important step toward creating value for the combined company’s shareholders and for driving our lead therapy for celiac disease through the final stages of clinical testing. Our goal is to provide the first therapeutic to bring symptomatic relief to growing populations of celiac patients."

Positive results of financial restructuring transactions

In addition, the Company announced that its previously announced Offers to Amend and Exercise Warrants (together the “Warrant Offering”) expired at 5:00 p.m. Pacific time on Friday, November 24, 2017. The Company noted that, as of the close of business on November 24, 2017:

* Further to the Company’s Offer to Amend and Exercise Warrants dated September 25, 2017 and as amended on October 12, 2017, October 17, 2017 and November 16, 2017, to purchase an aggregate of 2,396,676 shares of common stock issued to (i) holders of promissory notes, Series A Convertible Preferred stock and other indebtedness upon conversion of such indebtedness and preferred stock in connection with the Company’s initial public offering which closing occurred in July 2016, (ii) investors participating in and brokers assisting with certain of the Company’s private placement financings which closings occurred from January 2017 to September 2017, (iii) the placement agent and its assignees of the Company’s private placement financings with respect to which closings occurred from October 2012 to January 2015 and (iv) the Company’s public relations firm, approximately 1,820,895 shares were purchased pursuant to this Offer to Amend and Exercise based upon Offering Materials received by the Company – the Company received $819,402 further to this Offer to Amend and Exercise.

* Further to the Company’s Offer to Amend and Exercise Warrants dated October 17, 2017 and as amended on November 16, 2017, held by holders of record as of September 19, 2017 to purchase 2,025,000 shares of the Company’s common stock at an exercise price of $5.625 per share issued to investors in the Company’s initial public offering which closing occurred in July 2016, approximately 1,063,978 shares were purchased pursuant to this Offer to Amend and Exercise based upon Offering Materials received by the Company – the Company received $478,790 further to this Offer to Amend and Exercise.

In addition, as previously disclosed, the Company has an outstanding debt owed to Walgreens of $1.2 million. The debt was incurred in 2015 in connection with certain price protection afforded Walgreens by the Company. Walgreens agreed to settle the debt in full for the sum of $600,000 if payment was made by November 30, 2017.

To obtain sufficient funds to repay the debt to Walgreens, the Company’s Board of Directors approved the issuance of shares of its common stock to an unaffiliated investor. Further to the terms of a Stock Purchase Agreement dated September 12, 2017 (the ‘‘Stock Purchase Agreement’’), the investor placed $600,000 in escrow. As approved by the Company’s stockholders at its special meeting held on November 9, 2017 (the “Special Meeting”), the Company issued the investor 1,850,418 shares of common stock which was equal to 1,195,000 divided by the lesser of (i) $0.80 or (ii) the average closing bid price of the Company’s common stock for the ten trading days immediately preceding the date of the Special Meeting (ten day average was $0.6458).

Monster Digital CEO David H. Clarke added, "We are delighted with the excellent level of participation in the Warrant Offering and the extinguishment of the Walgreens obligation. These financing transactions help us pave the way for a smooth merger with Innovate Biopharmaceuticals and spin-off of our existing business.”

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster-branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster Digital is a registered trademark of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

About Innovate Biopharmaceuticals, Inc.:

Innovate is a clinical stage biotechnology company focused on developing novel autoimmune/inflammation therapeutic drugs.

Innovate’s lead drug candidate, larazotide acetate (INN-202), has successfully met its primary endpoint in an efficacy clinical trial for celiac disease. Larazotide successfully completed the End of Phase 2 Meeting with the FDA to prepare for expected Phase 3 clinical trials for larazotide in celiac disease in late 2017. In clinical studies in more than 800 patients, larazotide demonstrated a favorable safety profile comparable to placebo, due to what Innovate believes is its lack of systemic absorption from the small bowel. Larazotide has received Fast Track designation from the FDA.

Larazotide, an oral peptide formulated into a capsule, has a mechanism of action that decreases intestinal permeability and regulates tight junctions by reducing antigen trafficking across epithelial cells in the intestines. Innovate believes that larazotide is the only drug in the clinic with this mechanism of action of reducing intestinal permeability. Increased intestinal permeability, sometimes referred to as “leaky gut,” has been widely recognized in the literature as a gateway to multiple autoimmune diseases, including celiac disease, irritable bowel syndrome (IBS), inflammatory bowel diseases (IBD, Crohn’s and ulcerative colitis), type 1 diabetes mellitus (T1DM), nonalcoholic steatohepatitis (NASH), chronic kidney disease (CKD) and several others.

For more information, please visit http://www.innovatebiopharma.com

Forward-Looking Statements:

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including the timing and outcome of any NASDAQ decision with respect to our requests; our inability to take other actions to regain compliance with the NASDAQ stockholders’ equity requirement; and our inability to maintain compliance with other NASDAQ Capital Market listing requirements. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, our ability to obtain and maintain regulatory approval for our products; plus other factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Monster Digital expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investors:

PCG Advisory

Vivian Cervantes

646-863-6274

vivian@pcgadvisory.com

Innovate Biopharmaceuticals, Inc.

Kendyle Woodard

919-275-1933

investor.relations@innovatebiopharma.com